Exhibit 99.1

IntelGenx Announces Health Canada Approval for Anti-Migraine VersaFilm Pivotal Clinical Trial

SAINT LAURENT, QUEBEC, December 22, 2011 - IntelGenx Corp. (TSX VENTURE: IGX) (OTCBB: IGXT) ("IntelGenx") today announced that it has received a No Objection Letter (“NOL”) from Health Canada for the commencement of a pivotal clinical trial to be conducted with IntelGenx’ proprietary VersaFilm oral thin film technology for the rapid relief of migraine.

IntelGenx filed a Clinical Trial Application (“CTA”) with Health Canada and received the NOL for a phase 1 study, the objective of which is to determine if IntelGenx’ product is safe and bioequivalent with the FDA approved reference product. In the pivotal study, bioequivalence will be determined by pharmacokinetic parameters measuring maximum or “peak” concentration (“Cmax”) of the drug observed after its administration, and the Area Under the Curve (“AUC”),

IntelGenx is developing its VersaFilm anti-migraine product in accordance with the co-development and commercialisation agreement with RedHill Biopharma Ltd. (“RedHill”), an Israeli corporation, which was executed in August of 2010.

“With the NOL from Health Canada now in place, we plan to initiate and complete the pivotal bioequivalence study for the anti-migraine film in 2012,” commented Dr. Horst Zerbe, President and CEO of IntelGenx. “With the recent FDA approval of our anti-depressant Forfivo (CPI-300) and expectations of consummating a commercial license agreement for this product early in the New Year, our clinical focus turns towards thin films, where the anti-migraine product is the most advanced of our 6 VersaFilm products in development.”

In addition, and further to IntelGenx’ announcement on June 14, 2011 regarding the execution of a term-sheet with RedHill for the acquisition of rights from IntelGenx for an anti-psychotic VersaFilm product, both parties have mutually agreed to terminate the term sheet and not pursue a detailed agreement. Neither party will be required to pay the other any amount on account of the termination of the term sheet. As a result, IntelGenx has re-acquired full rights to the anti-psychotic product and looks forward to working on its future development.

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' research and development pipeline includes products for the treatment of severe depression, hypertension, erectile dysfunction, benign prostatic hyperplasia, migraine, insomnia, bipolar disorder, idiopathic pulmonary fibrosis, allergies and pain management. More information is available about the company at www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTC Bulletin Board has neither approved nor disapproved the contents of this press release.

CONTACT:
Dr. Horst G. Zerbe,
President and CEO
IntelGenx Technologies Corp.
T: +1 514-331-7440 (ext. 201)
F: +1 514-331-0436
horst@intelgenx.com
www.intelgenx.com